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                                                                      EXHIBIT 99

                              CAUTIONARY STATEMENT

         Biospherics Incorporated ("Biospherics") and its representatives from time to time participate in speeches and calls with market analysts, conferences with investors and potential investors of Biospherics' securities, and other meetings and conferences. Some of the information presented in such speeches, calls, meetings and conferences may be forward-looking statements based on current expectations, estimates and projections about Biospherics and the industries in which it operates. These statements are not guarantees of future performance and involve risks and uncertainties that could result in actual results differing materially from expected results.

         It is not reasonably possible to itemize all of the many factors and specific events that could affect Biospherics and its businesses. Some factors that could cause actual results to differ materially from any or all such forward-looking statements are:

         The timing of and/or effectiveness of MD Foods Ingredients anba of Denmark ("MD Foods") in bringing Biospherics' low caloric sugar, D-tagatose, to market as a sweetener; accuracy of the estimates of the various markets for D-tagatose supplied Biospherics by MD Foods; the success of MD Foods' efforts to establish D-tagatose as a substance Generally Recognized as Safe (GRAS); the timing of and/or effectiveness of Biospherics' efforts to develop D-tagatose as an adjunct treatment for type 2 diabetes and to otherwise commercialize D-tagatose; the effectiveness of Biospherics in its entrance into the demand management business; the ability of Biospherics to maintain and extend its position in information technology; rapid technological developments and changes and Biospherics' ability to continue to introduce competitive new products and services on a timely, cost-effective basis; continued availability of financing in the amounts, at the times and on terms required to support Biospherics business endeavors; Year 2000 readiness; wage rates of employee peer groups of competitors; industry compensation levels; actions of the U.S., foreign and local governments; foreign currency exchange rate fluctuations; the stability of the U.S. economy; the price of Biospherics common stock; inflation; increased competition in all lines of business and the economic environment in general.